EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Starcraft Corporation 1997 Stock Incentive Plan of our report dated November 18, 1999, with respect to the consolidated financial statements of Starcraft Corporation and subsidiaries included in the Annual Report (Form 10-K) for the years ended October 3, 1999 and September 27, 1998


                                                   Crowe, Chizek and Company LLP


Elkhart, Indiana
February 10, 2000